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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The General Partners
Pacific Landmark Hotel, Ltd. and Pacific Gateway, Ltd.

  We consent to incorporation by reference in the Registration Statement, dated March 26, 1996, on Form S-1 of Host Marriott Corporation of our report dated March 10, 1995, relating to the combined balance sheets of Pacific Landmark Hotel, Ltd. and Pacific Gateway, Ltd., which report appears in the Registration Statement on Form S-1 (No. 333-00147) of Host Marriott Corporation.

                                     KMPG Peat Marwick LLP

San Diego, California
March 26, 1996